EXHIBIT (A)(3)

                        NOTICE OF GUARANTEED DELIVERY FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                            SONOMAWEST HOLDINGS, INC.
                    (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below): (i) if certificates ("Share Certificates") evidencing shares of common stock, no par value (the "Shares"), of SonomaWest Holdings, Inc., a California corporation, are not immediately available; (ii) if Share Certificates and all other required documents cannot be delivered to Continental Stock Transfer & Trust Company as Depositary (the "Depositary"), prior to the Expiration Date (as defined in the Introduction to the Offer to Purchase (as defined below)); or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by facsimile transmission to the Depositary. See "THE OFFER - 3. Procedures for Accepting the Offer and Tendering Shares" in the Offer to Purchase.

                        The Depositary for the Offer is:

                   Continental Stock Transfer & Trust Company
                   2 Broadway, 19th Floor New York, N.Y. 10004
                            Reorganization Department
                         Telephone: 212-509-4000 x. 535
                                Fax: 212-616-7610
                             Attn: Roger Bernhammer

     Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, or transmission of instructions via facsimile transmission other than as set forth above, will not constitute a valid delivery.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "eligible institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

To the Depositary:

     The undersigned hereby tenders to SonomaWest Holdings, Inc., a California corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 8, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in "THE OFFER - 3. Procedures for Accepting the Offer and Tendering Shares" in the Offer to Purchase.

Number Shares:-----------------------------------------------------------------

Certificate Nos.  (if available):----------------------------------------------

[ ] Check box if Shares will be delivered by book-entry transfer to The Depositary Trust Company

Account No.:-------------------------------------------------------------------

---------------------------------

---------------------------------          Date:-------------------------, 2001
(Signature(s) of Holder(s))

Name(s) of Holder(s): ---------------------------------------------------------
                           (Please Type or Print)

Address:-----------------------------------------------------------------------

Zip Code:----------------------------------------------------------------------

Area Code and Telephone No.:---------------------------------------------------


ODD LOTS: If the Shares being tendered by or on behalf of a person owning, beneficially or of record, as of the close of business on January 8, 2001, and who continues to own, beneficially or of record, as of the Expiration Date, an aggregate of fewer than 100 Shares, please complete the following:

The undersigned certifies that the undersigned (check one box):

[ ] was the beneficial or record owner of, as of the close of business on January 8, 2001 and continues to own, beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares, all of which are being tendered; or

[ ] is a broker, dealer, commercial bank, trust company, or other nominee that: (i) is tendering, for the beneficial owner(s) hereof, Shares with respect to which it is the record holder and (ii) believes that, based upon representations made to it by such beneficial owner(s), that each such person was the beneficial or record owner of, as of the close of business on January 8, 2001 and continues to own, beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares, all of which are being tendered.

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or which is a commercial bank or trust company having an office or correspondent in the United States that is a member in good standing of the Securities Transfer Agent Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, guarantees to deliver to the Depositary, at one of its addresses set forth above, Share Certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares, into the Depositary's account at The Depositary Trust Company, in each case with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of book-entry delivery, and any other required documents, all within 3 trading days of the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the applicable Letter of Transmittal and the certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:------------------------------------------------------------------

Authorized Signature:----------------------------------------------------------

Name:--------------------------------------------------------------------------
     (Please Type or Print)

Title:-------------------------------------------------------------------------

Address: ----------------------------------------------------------------------

Zip Code:----------------------------------------------------------------------

Area Code and Telephone Number:------------------------------------------------

Dated:  _______________________________, 2001

     Do not send Share Certificates with this Notice of Guaranteed Delivery. Share Certificates should be sent to the Depositary with your Letter of Transmittal.